EXHIBIT 1.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in WeLivv Inc.’s Form 1-K, of our independent auditor’s report dated May 2, 2022, with respect to our audit of the financial statements of WeLivv, Inc. as of and for the year ended December 31, 2021, which includes an explanatory paragraph regarding substantial doubt about its ability to continue as a going concern. We also consent to the reference to us in the “Experts” section as needed.

Houston, Texas

May 2, 2022